Exhibit 5.1

[Letterhead of Woods Oviatt Gilman LLP]

August 28, 2017

CurAegis Technologies, Inc.

1999 Mount Red Blvd., Bldg. 3

Rochester, New York 14615

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by CurAegis Technologies, Inc., a Delaware corporation (the “Registrant” or “you”), with the Securities and Exchange Commission on or about August 28, 2017, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) an aggregate of up to 3,000,000 shares of Common Stock, $0.001 par value, of CurAegis Technologies, Inc. (the “Shares”) issuable pursuant to the CurAegis Technologies, Inc. 2011 Stock Option Plan (the “2011 Plan”), (b) an aggregate of up to 3,000,000 Shares issuable pursuant to the CurAegis Technologies, Inc. 2016 Stock Option Plan (the “2016 Plan”), and (c) an aggregate of up to 6,900,000 Shares issuable pursuant to the Non-Plan Option Agreements (as defined in the Registration Statement).

As your counsel, we have examined such certificates, instruments, documents, and corporate records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. Upon the basis of such examination, it is our opinion that, when the Registration Statement has become effective under the Securities Act, and when the Shares have been duly issued and sold in the manner described in the 2011 Plan, the 2016 Plan, and the Non-Plan Option Agreements, the Shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Woods Oviatt Gilman LLP